Exhibit 99.1

MTI Technology Corporation Reports Fiscal 2004 First Quarter Financial Results

    TUSTIN, Calif.--(BUSINESS WIRE)--Aug. 18, 2003--MTI Technology Corporation (Nasdaq:MTIC) (the "Company"), a global provider of data storage, storage management and data protection solutions for more than two decades, today announced financial results for its fiscal 2004 first quarter ended July 5, 2003.
    For the fiscal year 2004 first quarter ended July 5, 2003, MTI reported total revenue of $17.8 million, compared to $18.0 million in the first quarter of fiscal year 2003 and $22.4 million in the fourth quarter of fiscal year 2003. Net product revenue for the first quarter of fiscal year 2004 was $8.3 million, compared to $7.1 million in the first quarter of fiscal year 2003 and $12.4 million in the fourth quarter of fiscal year 2003, which included a $2.7 million receipt of royalty income. After adjusting for the royalty income in fiscal 2003, the first quarter net product revenues for fiscal 2004 represent an increase of 16.7% over the same quarter of the prior year and a 13.9% decrease from the fourth quarter of fiscal 2003. Generally, the fourth quarter of a fiscal year is stronger than the first quarter of a fiscal year in product revenues for the Company. Service revenue for the first quarter of fiscal year 2004 was $9.5 million, compared to $10.9 million in the first quarter of fiscal year 2003 and $10.0 million in the fourth quarter of fiscal year 2003. Gross profit margin for the first quarter of fiscal year 2004 was 26.4%, compared to 5.8% in the first quarter of fiscal year 2003 and 34.7% in the fourth quarter of fiscal year 2003. Adjusting the gross profit of the fourth quarter of fiscal 2003 by reducing the amount for actual royalties received in the period would result in an adjusted gross margin of 25.6%.
    Excluding restructuring charges, operating expenses for the first quarter of fiscal year 2004 were $7.2 million, compared to $10.6 million in the first quarter of fiscal year 2003 and $7.3 million in the fourth quarter of fiscal year 2003.
    The Company reported a net loss for the first quarter of fiscal year 2004 of $2.9 million, or $0.09 per share, compared to a net loss of $10.6 million, or $0.32 per share, in the first quarter of fiscal 2003 and a net income of $602,000, or $0.02 per share, in the fourth quarter of fiscal 2003.
    As of July 5, 2003, the Company had $6.6 million in cash and cash equivalents and $5.3 million in unrestricted bank borrowing availability under the Company's $7.0 million line of credit with Comerica Bank. The Company's line of credit with Comerica Bank was extended to May 31, 2004.
    "The first quarter of fiscal year 2004 was a transition quarter for MTI in which we shifted a vast amount of our efforts into the new partnership with EMC. We are pleased with our initial results in the first quarter of EMC-related sales since we started from a base of zero revenues on April 6, 2003," said Tom Raimondi, President and Chief Executive Officer. "Additionally, in Q1 we expanded our sales force from 49 to 57. We are now 90 days into the relationship with EMC and have a strong backlog that we will benefit us in Q2 and beyond."

    Conference Call Information

    MTI Technology Corporation will hold its quarterly conference call on Monday, August 18, 2003, at 11:00 a.m. Pacific Time/2:00 p.m. Eastern Time. The call will be accessible live by dialing toll free 800-901-5259, pass code 90257030 (international callers, call 617-786-4514, pass code 90257030), or via webcast at www.mti.com. The webcast will be available for 45 days on MTI's website at www.mti.com/company/ir_calls.asp.
    A replay of the call will be available for 48 hours by dialing toll free 888-286-8010 and entering pass code 82649449
(international callers, call 617-801-6888, pass code 82649449).

    About MTI Technology Corporation

    MTI's mission as a global solutions provider is to deliver superior business value to its customers in support of their data storage and enhanced data protection needs. MTI has more than 20 years of experience in delivering a full range of storage solutions -- including design, engineering, professional services and third-party maintenance -- from midrange to Global 2000 customers. MTI is a premier systems integrator, focusing on providing end-to-end business solutions in the storage marketplace. Headquartered in Tustin, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.
    MTI is a registered trademark of MTI Technology Corporation.

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings, operating results and the effects of additional headcount reductions on the Company's business, as well as statements regarding the Company's line of credit and its financial resources, the potential growth of the storage industry and MTI, the new commercial relationship between MTI and EMC, and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, margins, operating efficiencies, operating results, or be successful with its new strategy. In addition, there can be no assurance that MTI will be able to borrow under the line of credit, have sufficient resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 5, 2003. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.


                      MTI TECHNOLOGY CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          Three Months Ended
                                    July 5, 2003       July 6, 2002
                                     Unaudited

Net product revenue                         $8,328             $7,134
Service revenue                              9,450             10,905
 Total revenue, including $58
  and $26 from related parties
  in the first quarter of fiscal
  2004 and 2003, respectively               17,778             18,039

Product cost of revenue                      6,702              9,842
Service cost of revenue                      6,384              7,159
 Total cost of revenue                      13,086             17,001

 Gross profit                                4,692              1,038

Operating expenses:
 Selling, general and
  administrative                             6,424              7,825
 Research and development                      776              2,743
 Restructuring charges                          40              1,046
   Total operating expenses                  7,240             11,614

 Operating loss                             (2,548)           (10,576)

Interest and other income
 (expense), net                                (30)                29
Gain (loss) on foreign currency
 transactions                                 (273)                 8

Loss before income taxes                    (2,851)           (10,539)
Income tax expense                               6                 26

 Net loss                                  $(2,857)          $(10,565)

Net loss per share:
  Basic and diluted                         $(0.09)            $(0.32)

Weighted-average shares used in
 per share computations:
  Basic and diluted                         32,974             32,742


                      MTI TECHNOLOGY CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           July 5,        April 5,
                                            2003            2003
                                          unaudited

                                ASSETS
Current assets:
 Cash and cash equivalents                     $6,640          $9,833
 Accounts receivable, less allowance
  for doubtful accounts and sales
  returns of $925 and $2,266 at July 5,
  2003, and April 5, 2003, respectively        12,464          13,913
 Inventories                                    7,829           8,297
 Prepaid expenses and other receivables         4,542           4,330
           Total current assets                31,475          36,373

 Property, plant and equipment, net             2,332           2,833
 Goodwill, net                                  5,184           5,184
 Other                                            228             166
                                              $39,219         $44,556


                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Note payable                                  $1,740          $1,740
 Current portion of capital lease
  obligations                                     165             161
 Accounts payable                               5,887           8,006
 Accrued liabilities                            8,644           8,014
 Accrued restructuring charges                  2,713           2,931
 Deferred income                               12,326          13,450
           Total current liabilities           31,475          34,302

 Capital lease obligations, less
  current portion                                 240             286
 Other                                            901             994
           Total liabilities                   32,616          35,582

 Commitments and contingencies
 Stockholders' equity:
    Preferred stock, $.001 par value;
     authorized 5,000 shares; issued
     and outstanding, none                         --              --
    Common stock, $.001 par value;
     authorized 80,000 shares; issued
     (including treasury shares) and
     outstanding 33,016 and 32,969
     shares at July 5, 2003, and April
     5, 2003, respectively                         33              33
    Additional paid-in capital                134,959         134,931
    Accumulated deficit                      (125,139)       (122,282)
    Accumulated other comprehensive
     loss                                      (3,250)         (3,708)
           Total stockholders' equity           6,603           8,974
                                              $39,219         $44,556

    CONTACT: MTI Technology Corporation
             Mark A. Franzen, 714-481-7802
             mfranzen@mti.com